EXHIBIT 10.18

                              CONSULTING AGREEMENT
                              AMENDED AND RESTATED

This Agreement is made and entered into as of July 1, 1997 between Galacticomm Technologies, Inc. with its principal place of business at 4101 SW 47th Avenue, Suite 101, Fort Lauderdale, FL 33314 herein referred to as "Corporation", and Union Atlantic LC with its principal place of business at 701 Brickell Avenue, Suite 2000, Miami, Florida 3313, herein referred to as "Consultant".



                                    RECITALS

      1. Corporation is an Internet services provider as well as a developer and marketer of communications software for Internet, Intranet and Extranet applications and in the conduct of such business desires to receive management consulting services.

      2. Consultant has extensive experience in managing, directing and supervising various aspects of multi-national companies, strategic planning, corporate development, operations and administration and in designing and implementing the marketing and channel strategies with specific experience in consumer electronics, removable cartridge disk drives, mass storage peripherals, PCs and peripherals, telecommunications, cable, Internet and Intranet technologies.

      3. Consultant agrees to perform these services for Corporation under the terms and conditions set forth in this Agreement.

In consideration of the mutual promises set forth herein, it is agreed by and between Corporation and Consultant as follows:

                                   SECTION ONE
                                 NATURE OF WORK

Consultant, will on behalf of the Corporation, perform business consulting and business advisory services with respect to the recruitment of key personnel, the development of brand and distribution channels, assisting the Corporation in the execution of a sales and marketing plan, and identifying and/or assisting in the development of strategic business partnerships.

                                   SECTION TWO
                                  PLACE OF WORK

It is understood that Consultant's services will be rendered both on and off-site of Corporation. Corporation agrees to provide an office, secretarial support, and time of key employees while Consultant is on-site. The parties agree that Consultant will incur general overhead costs related to the services its renders under this Agreement, but its shall not be entitled to reimbursement of such overhead costs except as provided in Section Three.

                                  SECTION THREE
                        PERSONS AND TIME DEVOTED TO WORK

Consultant agrees to make available at any one time the business consulting services of one of Consultant's principal consultants, Timothy Mahoney or Leonard J. Sokolow. In the performance of the services, the services and the hours Consultant is to work on any given day will be entirely within the Consultant's control and Corporation will rely upon Consultant to put in such number of hours as is reasonably necessary to fulfill the spirit and the purpose of this Agreement.

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                                  SECTION FOUR
                                    DURATION

The duration of this Agreement (the "Term"), unless otherwise extended by mutual consent of both, shall be from July 1, 1997 until June 30, 2001.

                                  SECTION FIVE
                   PAYMENT AND EXPENSES/UA PARTNERS INVESTMENT

Corporation will pay Consultant a consulting fee of Ten Thousand Dollars ($10,000) per calendar month. Payment shall be made on the twentieth day of each month during the Term.

Corporation shall reimburse Consultant for all pre-approved business and travel expenses incurred by the Consultant in the performance of the work defined herein.

The parties acknowledge that Consultant was paid the following amount as a finder's fee in connection with the November 1996 investment by the Wallenberg
Trust: (1) cash compensation of $375,500; (2) a three -year warrant to purchase 567,460 shares of Common Stock at an exercise price of $0.63 per share with demand and piggyback registration rights; and 317,360 shares of Common Stock. The parties further acknowledge that the Company paid Consultant the following amounts as a finder's fee in connection with the Company's June 1997 Private
Placement: (a) cash compensation of $126,209; and (b) a three year warrant to purchase 137,184 shares of Common Stock at an exercise price of $0.92 per share with demand and piggyback registration rights.

                                  SECTION SIX
                              STATUS OF CONSULTANT

This Agreement calls for the performance of the services as an independent contractor and Consultant will not be considered an employee of the Corporation for any purpose.

                                  SECTION SEVEN
                               SERVICES FOR OTHERS

Consultant may, during the term of this Agreement, perform services for any other person or firm, without Corporation's prior approval, provided it does not compete with Corporation in the product areas where Consultant is performing work.

                                  SECTION EIGHT
                                    OWNERSHIP

Consultant acknowledges that all work developed under this Agreement, will be the sole property of the Corporation and only Corporation will be free to use such works without any obligation to remit any payment, other than that which is agreed to in this Agreement, to Consultant for future and continued usage.

                                  SECTION NINE
                                 CONFIDENTIALITY

Consultant acknowledges that it is being given access to confidential information under a non-disclosure agreement and will treat all information received as such and take the necessary precautions to ensure that this information is kept confidential by all Consultant employees and any and all subcontractors that it engages for this Agreement.

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                                   SECTION TEN
                                  GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, The United States of America.

                                 SECTION ELEVEN
                                   INTEGRATION

This Agreement contains the entire agreement among the parties and supersedes all prior and contemporaneous oral and written agreements, understandings, and representations among the parties. No amendments to this Agreement shall be binding unless executed in writing by all the parties.

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                                 SECTION TWELVE
                          ARBITRATION; ATTORNEY'S FEES

Any controversy or claim arising out of, or relating to, this Agreement, to the making, performance, or interpretation of it, shall be settled by arbitration in Miami, Florida, or as otherwise mutually agreed upon by the parties, under the commercial arbitration rules of the American Arbitration Association then existing, and any judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                                SECTION THIRTEEN
                                BOARD APPOINTMENT

During the term of this Agreement, Consultant shall have the right to appoint one representative to the Board of Directors of the Corporation. Consultant shall have the right to appoint one member to Corporation's Board of Directors which person is initially designated to be Timothy Mahoney.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.


                                      CORPORATION
                                      GALACTICOMM TECHNOLOGIES, INC.

                                      By: /s/ Peter Berg
                                          --------------------------------
                                          Peter Berg, CEO


                                      CONSULTANT
                                      UNION ATLANTIC LC

                                      BY: /s/Leonard J. Sokolow
                                          --------------------------------
                                          Leonard J. Sokolow, President

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